UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 18, 2006

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 3.01 Failure to Satisfy a Continued Listing Rule

Multiband Corporation (the Company) received on August 18, 2006 a Nasdaq Staff deficiency letter indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4). If, at anytime before February 13, 2007, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq Staff will provide written notification to the Company that it complies with the Rule. If compliance with the Rule cannot be demonstrated by February 13, 2007, Nasdaq Staff will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for bid price requirement. If the Company meets the initital listing criteria, Nasdaq staff will notify the Company that it has been granted an additional 180 day compliance period.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 18, 2006

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel Chief Executive Officer

Exhibit

Purchase Agreement